                                                                    EXHIBIT 99.1





FROM:                                            FOR:
Padilla Speer Beardsley Inc.                     Synovis Life Technologies, Inc.
1101 West River Parkway                          2575 University Ave.
Minneapolis, Minn. 55415                         St. Paul, Minn. 55114

CONTACT:                                         CONTACT:
Nancy A. Johnson/Marian Briggs                   Connie L. Magnuson, CFO
(612) 455-1700                                   (651) 603-3700
mbriggs@psbpr.com

FOR IMMEDIATE RELEASE

SYNOVIS ANNOUNCES CHANGE IN DISTRIBUTOR
IN LARGE TERRITORY

MUTUALLY AGREED TRANSITION WILL OCCUR OVER NEXT SIX MONTHS


ST. PAUL, Minn., Nov. 9, 2004 -- Synovis Life Technologies (NASDAQ: SYNO), announced today that its surgical business segment will transition to new distributors for its Surgical Innovations products in a large distribution territory.

         "Our distribution strategy is an important part of long-term growth," said Karen Gilles Larson, president and chief executive officer of Synovis Life Technologies. "We have identified a number of fine organizations to bring our surgical products to physicians in this territory, and we expect to name new distributors in the very near future."

         Synovis plans to provide representation in this area through multiple distribution groups and/or independent representatives, thereby expanding distribution channels in the region. The company and its current distributor have entered into an agreement to work together to ensure a smooth transition. The current distributor will continue selling through Synovis' second fiscal quarter ending April 30, 2005. New distributors, who are already carrying other product lines in the region and are familiar with the hospitals, will begin field activities with Synovis in the fiscal second quarter, which starts Feb. 1, 2005, and will be fully responsible for sales initiatives beginning in the company's third fiscal quarter.


                                     (more)

Synovis Life Technologies Changes Distributors
Nov. 9, 2004
Page 2


         The company noted that for the fiscal fourth quarter ended Oct. 31, 2004, which covered the transition planning process, sales to this current distributor were down approximately 10 percent from year-ago levels and that disruptions in historical sales patterns may continue through the changeover. The territory affected by the change includes approximately 22 percent of the United States population and approximately 200 hospitals. Through the first nine months of fiscal 2004 ended July 31, 2004, the company's surgical business accounted for $20.3 million of Synovis' total net revenue of $40.4 million.

ABOUT SYNOVIS LIFE TECHNOLOGIES

         Synovis Life Technologies, Inc., based in St. Paul, Minn., is a diversified medical device company engaged in developing, designing, manufacturing and bringing to market medical devices for the surgical and interventional treatment of disease. For additional information on Synovis Life Technologies and its businesses, visit the company's Web site at www.synovislife.com.

         Forward-looking statements contained in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements can be identified by words such as "should", "could", "may", "will", "expect", "believe", "anticipate", "estimate", "continue", or other similar expressions. Certain important factors that could cause results to differ materially from those anticipated by the forward-looking statements made herein. Factors that could impact sales in the region during and after the change in distribution include, but are not limited to, the effectiveness of the present distribution sales force during the transition, the rate and effectiveness of training of new sales reps on Synovis products, the ability to successfully convert hospital purchasing from previous distribution to new distribution and the ever-present potential of increased competition, as well as other factors found in the company's Annual Report on Form 10-K for the year ended Oct. 31, 2003, and Quarterly Report on Form 10-Q for the quarter ended July 31, 2004.

                                      # # #